Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-227249

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 18, 2018)

PROFESSIONAL DIVERSITY NETWORK, INC.

1,470,588 Shares of Common Stock

We are offering up to 1,470,588 shares of our common stock, par value $0.01 per share, which we refer to as our common stock, at a purchase price of $1.70 per share of common stock, to institutional accredited investors pursuant to this prospectus supplement and the accompanying prospectus and the securities purchase agreement with such investors.

As of the date of this prospectus supplement, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was $20,802,771, based on 9,812,628 shares of outstanding common stock held by non-affiliates, and the last reported sale price of our common stock of $2.12 per share on July 6, 2021. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the 12 month period prior to and including the date of this prospectus supplement, and not including the shares sold pursuant to this prospectus supplement, we have offered and sold $2,000,003.40 of our securities pursuant to General Instruction I.B.6 of Form S-3. Our common stock is quoted on the NASDAQ Capital Market (“NASDAQ”) under the symbol “IPDN”.

Investing in our securities involves a high degree of risk. Please read the “Risk Factors” sections in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 6, 2021.

PROSPECTUS TABLE OF CONTENTS

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Incorporation of Certain Information by Reference” and the sections of the accompanying prospectus entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

Unless the context otherwise requires, we use the terms “IPDN,” “we,” “us,” “the Company” and “our” in this prospectus supplement to refer to Professional Diversity Network, Inc. and its subsidiaries.

All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

The information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or of any sale of the shares. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain, and the documents incorporated herein and therein by reference contain, forward-looking statements that involve risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference under the captions “Prospectus Supplement Summary,” “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “seek,” “aim,” “think,” “optimistic,” “strategy,” “goals,” “sees,” “new,” “guidance,” “future,” “continue,” “drive,” “growth,” “long-term,” “develop,” “possible,” “emerging,” “opportunity,” “pursue,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These forward-looking statements are not historical facts, but reflect our management’s views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our beliefs regarding our ability to capture and capitalize on market trends;

●	our expectations on the future growth and financial health of the online diversity recruitment industry and the industry participants, and the drivers of such growth;

●	our expectations regarding continued membership growth;

●	our beliefs regarding the increased value derived from the synergies among our segments; and

●	our beliefs regarding our liquidity requirements, the availability of cash and capital resources to fund our business in the future and intended use of liquidity.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

Any forward-looking statement made by us in this prospectus supplement and the accompanying prospectus speaks only as of the date on which it is made. Except as required by law, we assume no obligation to update these statements publicly, or to update the reasons actual results could differ materially from those anticipated in these statements, even if new information becomes available in the future. These forward-looking statements represent our estimates and assumptions only as of the respective dates of this prospectus supplement and the accompanying prospectus.

Unless required by U.S. federal securities laws, we do not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

S-2

THE OFFERING

Common Stock Offered by Us	1,470,588 shares of common stock.

Common Stock to be Outstanding Immediately After this Offering	14,935,610 shares of common stock.

Use of Proceeds

We expect the net proceeds from this offering will be approximately $2,279,500 after deducting financial advisory fees and estimated offering expenses, as described in “Plan of Distribution,” on page S-6 and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and for other general corporate purposes. See “Use of Proceeds” on page S-4.

Risk Factors

This investment involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” beginning on page 18 of the accompanying prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

NASDAQ Symbol	“IPDN”.

The number of shares of our common stock to be outstanding after this offering is based on the actual number of shares outstanding as of July 6, 2021, which was 13,465,022, and excludes as of such date:

●	46,162 shares of common stock issuable upon exercise of options outstanding under our 2013 Equity Compensation Plan, at a weighted-average exercise price of approximately $5.92 per share;

●	125,000 shares of common stock issuable upon exercise of warrants outstanding at a weighted-average exercise price of $20.00 per share;

●	shares of common stock reserved for future issuance under our 2013 Equity Compensation Plan.

S-3

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately $2,279,500, after deducting financial advisory fees and our estimated offering expenses.

We intend to use the net proceeds from this offering, together with other available funds, for working capital and for other general corporate purposes, which may include, among other things, working capital, product development, acquisitions, capital expenditures, and other business opportunities. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes.

Pending use of the proceeds as described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities or certificates of deposit.

The amounts and timing of our actual expenditures will depend on numerous factors. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises. We may raise additional capital through additional public or private financings, the incurrence of debt and other available sources.

S-4

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering up to 1,470,588 shares of our common stock at a purchase price of  $1.70 per share of common stock.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in the accompanying prospectus. As of July 6, 2021, we had 13,465,022 shares of our common stock outstanding. Our common stock is quoted on the NASDAQ Capital Market the trading symbol “IPDN”.

S-5

PLAN OF DISTRIBUTION

We have entered into a securities purchase agreement with investors for the purchase of shares of common stock offered in this offering. In connection with this offering, A.G.P./Alliance Global Partners has acted as our financial advisor, subject to the terms and conditions of the financial advisory agreement dated the date of this prospectus supplement. The financial advisor is not purchasing or selling any of our shares of common stock offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of common stock.

We will pay the financial advisor a fee equal to $175,000 under the terms of our agreement with them. We will also reimburse them for out of pocket expenses in connection with this offering, including the fees and expenses of their legal counsel, not to exceed an aggregate of  $40,000 and $10,000 in escrow fees.

After deducting certain fees due to our financial advisor and our estimated offering expenses, we expect the net proceeds from this offering will be approximately $2,279,500.

We have agreed to indemnify the financial advisor and the purchasers against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches and representations and warranties.

We have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock for a period of 90 days after the date of this prospectus supplement. This lock-up agreement provides exceptions, including for issuances under our employee stock plans, for strategic transactions, and for issuances of up to $1 million in common stock.

For the complete terms of the securities purchase agreement, you should refer to the form securities purchase agreement, which is filed as an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering, which are incorporated by reference into the registration statement of which this prospectus supplement is part.

Determination of Offering Price

The public offering price of the shares of common stock we are offering was negotiated between us and the investors, in consultation with our financial advisor, based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the shares of our common stock we are offering include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company.

Listing

Our common stock is quoted on the NASDAQ Capital Market under the symbol “IPDN.”

Certain Relationships

The financial advisor and its affiliates have provided, or may in the future provide, various investment banking, commercial banking, financial advisory, brokerage, and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees and expense reimbursement.

The financial advisor and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the financial advisor and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our company. The financial advisor and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

S-6

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Locke Lord LLP, Chicago, IL.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities covered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus supplement, please see the registration statement and the exhibits filed with the registration statement. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We post on our public website (http://www.prodivnet.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement or the accompanying prospectus.

S-7

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, prior to the completion or termination of the offering of the securities described in this prospectus supplement:

●	Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on April 9, 2021;

●	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2021 filed with the SEC on May 17, 2021;

●	Our Current Reports on Form 8-K filed with the SEC on February 2, March 26, April 26, April 29, May 17, May 25, June 15, 2021 and July 8, 2021.

●	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 1, 2013 or any other amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement is modified or superseded for purposes of the prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered a copy of the documents incorporated by reference into this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Professional Diversity Network, Inc.

55 East Monroe Street

Suite 2120

Chicago, IL 60603

Phone: (312) 614-0950

This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

S-8

PROSPECTUS

Professional Diversity Network, Inc.

$25,000,000

Common Stock, par value $0.01

Preferred Stock, par value $0.01

Debt Securities

Rights

Warrants

Units

We may offer and sell from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus, which we refer to as the “securities.” The aggregate offering price of the securities will not exceed $25,000,000. This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. We will describe the specific terms of the securities that we offer, and the specific manner in which they may be offered, in one or more supplements to this prospectus at the time of each offering and sale.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution”. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 18 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Capital Market under the symbol “IPDN.” On September 6, 2018, the closing price of our common stock was $3.07 per share. You are urged to obtain current market quotations of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 18, 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $25,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When used in this prospectus, the terms the “Company,” “we,” “our” and “us” refer to Professional Diversity Network, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.prodivnet.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus and a prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

●	Our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 30, 2018.
●	Our Annual Report on Form 10-K/A for the year ended December 31, 2017 filed with the SEC on April 30, 2018.
●	Our Current Report on Form 8-K filed with the SEC on January 11, 2018.
●	Our Current Report on Form 8-K filed with the SEC on January 23, 2018.
●	Our Current Report on Form 8-K/A filed with the SEC on January 23, 2018.

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●	Our Current Report on Form 8-K filed with the SEC on February 2, 2018.
●	Our Current Report on Form 8-K filed with the SEC on March 2, 2018.
●	Our Current Report on Form 8-K filed with the SEC on March 8, 2018.
●	Our Current Report on Form 8-K filed with the SEC on April 3, 2018.
●	Our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2018.
●	Our Current Report on Form 8-K filed with the SEC on May 17, 2018.
●	Our Current Report on Form 8-K filed with the SEC on June 29, 2018.
●	Our Current Report on Form 8-K filed with the SEC on August 2, 2018.
●	Our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2018.
●	Our Current Report on Form 8-K filed with the SEC on August 15, 2018.
●	The description of our common stock contained in our Registration Statement on Form S-1 filed December 30, 2016 (File No. 333-215388), including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide, without charge, copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents that have not been specifically incorporated by reference into this prospectus. You may obtain documents incorporated by reference in this prospectus on our website at www.prodivnet.com or by requesting them in writing or by telephone from us at the following address and telephone number:

Professional Diversity Network, Inc.

801 W. Adams Street, Sixth Floor

Chicago, Illinois 60607

(312) 614-0950

The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

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Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements

ABOUT THE COMPANY

Overview

The Company is a dynamic operator of professional networks with a focus on diversity. We use the term “diversity” (or “diverse”) to describe communities, or “affinities,” that are distinct based on a wide array of criteria which may change from time to time, including ethnic, national, cultural, racial, religious or gender classification. We serve a variety of such communities, including Women, Hispanic-Americans, African-Americans, Asian-Americans, Disabled, Military Professionals, and Lesbian, Gay, Bisexual and Transgender (LGBT). Our goal is (i) to assist our registered users and members in their efforts to connect with like-minded individuals, identify career opportunities within the network and (ii) connect members with prospective employers while helping the employers address their workforce diversity needs. We believe that the combination of our solutions allows us to approach recruiting and professional networking in a unique way and thus create enhanced value for our members and clients.

On November 7, 2016, we consummated the issuance and sale of 1,777,417 shares of our common stock, par value $0.01 per share, to Cosmic Forward Limited (“CFL”), a Republic of Seychelles company wholly-owned by four Chinese investors. In connection with that transaction, CFL shareholder Maoji (“Michael”) Wang was appointed as Chief Executive Officer and a Director of the Company, and CFL shareholder Jingbo Song was appointed as a Director of the Company serving as the Company’s Co-Chairman of the Board. On December 1, 2016 our Board of Directors (“Board”) authorized the proper officers of the Company to take all action required to create subsidiaries in both Hong Kong and China in order to facilitate expansion of the Company’s business into China. In January of 2017, the Company established two Hong Kong subsidiaries, PDN (Hong Kong) International Education Ltd and PDN (Hong Kong) International Education Information Co., Ltd, and in March of 2017 the Company established its China subsidiary, PDN (China) International Culture Development Co. Ltd. In November of 2017, Jiangxi PDN Culture Media Co., Ltd became a consolidated variable interest entity. We are currently executing our strategic plan to build in China entirely new networking, training and education businesses. We believe that coupling the Company’s expertise in networking and careers with the CFL owners’ expertise in the China market will provide us with an opportunity for success with our overseas expansion.

Our Strategy

Following CFL’s investment in the Company’s in November 2016, we began efforts to leverage PDN’s assets to maximize profitability, beginning with refining operations and enhancing sales in order to transform the Company from historical losses to future profits. The Company currently provides services for employers’ who want to hire diverse talent, to individuals seeking to network on a professional level and to job seekers who desire to improve their professional situation. Since the control investment in PDN by CFL, we have successfully expanded operations in China in three primary segments that relate to the core US operations. In China, we have launched educational services, business and women’s networking. We now offer membership in the International Association of Women, The Business Elite Club and Educational Services. As a result, in 2017, we began offering our educational, business and networking services to our new members in China and also extended our reach to the Global Women’s Forum Event in Paris, France, for elite members from China.

The core diversity recruitment business expanded in 2017 to include executive placement services for leading companies seeking to hire diverse talent. This new business line addresses a need for employers who want to secure leading diverse talent in management, senior management and executive capacities. Initial efforts have been focused on securing talent in digital transformation and finance. Our diversity recruitment business provides additional value for our other business segments by providing our registered users and members with access to employment opportunity at leading companies.

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In 2018, we plan to continue to refine the operations within the United States to become more efficient, as we seek to profitably launch new products and services. Second, we intend to further grow our business in China.

Our strategy encompasses the following key elements:

●	Grow and diversify our member and client base;
●	Maximize revenue through synergies among the segments;
●	Launch new products and services;
●	Streamline infrastructure to capture efficiency; and
●	Continue to expand in diversity recruitment by growing our core offerings of recruitment advertising, The Office of Federal Contract Compliance Programs (OFCCP) compliance offerings and now our new diversity placement services.

Industry Overview

The diversity recruitment market is highly fragmented and is characterized by the following trends:

●	Regulatory Environment Favorable to Promoting Diversity in the Workplace. In August of 2011, President Obama signed Executive Order 13583 to establish a coordinated government-wide initiative to promote diversity and inclusion in the federal workforce. This Executive Order requires companies considering contracting with the federal government to be prepared to demonstrate the diversity of their workforce. Certain companies that have federal contracts are subject to this Executive Order. In the public sector, the Dodd–Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) mandated that each of the eight U.S. financial agencies, including the Department of the Treasury, the Securities and Exchange Commission, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency, and twelve Federal Reserve banks create Offices of Minority and Women Inclusion (“OMWI”) to be responsible for all agency matters relating to diversity in management, employment and business activities. The OMWI monitor diversity within their ranks as well as within the pool of contractors who provide goods and services to the government.

●	Growing Ethnic Diversity of the U.S. Population and Labor Force. Multicultural groups are the fastest growing segment of the U.S. population. Hispanics, African-Americans, Asian-Americans, and all other multicultural groups were estimated by the U.S. Census Bureau to make up 38% of the U.S. population in 2014, with census projections showing that multicultural populations will become a numeric majority by 2044. According to the U.S. Census Bureau, 2014 National Projections, the multicultural population is expected to increase 95% between 2014 and 2060. In sheer numbers, Hispanic-Americans are expected to experience the most growth among diversity groups, growing from 17% of the total population in 2014 to 29% by 2060. African-American population is expected to increase from 14% in 2014 to 18% in 2060, and Asian-American population from 6% in 2014 to 12% in 2060. Not surprisingly, diversity recruitment is increasingly becoming a common, if not standard, business practice by major employers. According to the Current Population Survey conducted by the Bureau of Census for the Bureau of Labor Statistics, of the 2015 annual average of approximately 149 million employees nationwide, approximately 47% were women and approximately 34% were Hispanic, African American or Asian American. According to a job report on private sector hiring published by the U.S. Equal Employment Opportunity Commission in July 2015, the percentage of minority employment in the U.S. compared to overall employment grew from 11% in 1966 to 37% in 2014. In the U.S., Hispanic-Americans had the fastest growth rate in the U.S. private sector, with employment of Hispanic-Americans increasing from 2.5% to 13.9% between 1966 and 2013. The share of the labor force that is Hispanic-American is projected to increase from 16.3% in 2014 to 19.8% in 2024, according to the Bureau of Labor Statistics.

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●	Demographic Trend Toward Women’s Career Advancement. According to the U.S. Bureau of Labor Statistics, there were over 74 million women 16 years old and over in the workforce as of January 2016. The number of women in the labor force is expected to increase to 77.2 million by 2024. In 2015, women accounted for 52% of all workers employed in management, professional, and related occupations. According to the Current Population Survey conducted by the Bureau of Census for the Bureau of Labor Statistics, in 2015 women also made up the majority of healthcare support occupations (87.6%) and healthcare practitioners and technical occupations (75.1%), the occupations expected to grow most rapidly between 2014 and 2024.

●	Rising Spending Power of Diverse Population. IPDN US segments are focused on providing professional enhancement tools to diverse Americans including women. We believe diverse professionals are underserved and represents a very strong opportunity to enhance our shareholders value. Published by the Selig Center for Economic Growth, the report estimates the nation’s total buying power reached $13.9 trillion in 2016 and predicts it will hit $16.6 trillion by 2021, with minority groups making the fastest gains. For example, African-American buying power, estimated at $1.2 trillion in 2016, will grow to $1.5 trillion by 2021, making it the largest racial minority consumer market.

●	Increasing Socialization of the Internet. The Internet has revolutionized how information is created and communicated - a wealth of information is readily accessible by browsing the Internet anonymously. However, we believe the social aspect of the Internet is emerging as an increasingly powerful influence on our lives. While an individual’s interpersonal connections traditionally have not been visible to others, social and professional networking websites enable members to share, and thereby unlock, the value of their connections by making them visible. Today, personal connections and other information, such as online social and professional networking websites, are increasingly becoming a powerful tool for a growing population of users to connect with one another.

●	China – Demand for Our Services. Over the past two decades the Chinese economy has experienced sustained, hyper growth. The female population in China currently exceeds 675 million women, and women control approximately 38% of business activities and 50% of business revenue. Our Chinese officers and directors believe that China therefore presents a high demand economy for our core services – professional networking for women and career services for job seekers and employers.

Our Solutions

We currently operate in three business segments: (i) Professional Diversity Network (“PDN Network”), which includes online professional networking communities with career resources tailored to the needs of various diverse cultural groups, (ii) National Association of Professional Women (“NAPW Network”), a women-only professional networking organization, and (iii) China operations (“China Operations”). In 2017, our PDN Network, NAPW Network and China Operations businesses represented 12.8%, 43.0% and 17.1% of our revenues, respectively. In 2017 we launched the International Association of Women in China and in 2018 we have been transacting new memberships under the International Association of Women brand in the USA. Also, on December 2, 2017, PDN China held its largest education and training event of the year. The event, “The International Capital Leadership Summit”, took place in Beijing, China.

The Company previously operated Noble Voice operations (“Noble Voice”), a career consultation and lead generation service. On May 25, 2018, the Company sold certain assets of Noble Voice to a long-time customer of the Company and exited this business segment.

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NAPW Networking

The NAPW Network is a professional networking organization for women, with approximately 954,000 paid and unpaid members as of December 31, 2017. We use the term “member” to describe a consumer who has viewed our marketing material, opted into membership with the NAPW Network, provided demographic information and engaged in an onboarding call with a membership coordinator. Paid memberships provide greater access to networking opportunities and other membership perks, including access to upgraded packages. We believe NAPW Network is the most prominent women-only professional networking organization in the United States. Members of the NAPW Network enjoy a wealth of resources dedicated to developing their professional networks, furthering their education and skills and promoting their businesses and career accomplishments.

We provide NAPW Network members with opportunities to network and develop valuable business relationships with other professionals through NAPW’s website, as well as at events hosted at approximately 209 local chapters across the United States. PDN Network products and services are being deployed to provide enhanced value to the NAPW membership experience, which we believe will be an important component in increasing both the number of new memberships and renewals of existing memberships.

NAPW eChapter. NAPW operates a series of virtual national chapter meetings, hosted by Star Jones, President of NAPW, and Louise Newsome, National Director of Local Chapters. The events are held online bi-weekly, and include presentations by Ms. Jones, and a panel discussion including NAPW VIP members on topics focused on inspiring professional women to tackle and overcome challenges encountered in their careers and businesses. Topics are aligned with NAPW’s content strategy and include discussions on finding and igniting your passion, turning passion into opportunity, building confidence and professional growth through taking on new challenges. The on-line events also include the opportunity for members to network with other participants in the live chat room. The event attracts approximately 1,000 registrants and 300-350 participants. We define registrants as those who enroll in an eChapter meeting but for some reason fail to attend, and participants as those who both enroll and attend. We track registrants, though they do not attend, because they are an indicator of our marketing reach and membership engagement.

NAPW eCoaching. NAPW also operates a bi-weekly virtual coaching event, where VIP members who are personal and professional coaches provide participants with insight and tips on how to overcome career and business challenges. Hosted by Louise Newsome, NAPW’s National Director of Local Chapters, our unique virtual coaching platform connects our members with professional life and career coaches from within the NAPW membership base. Through this event, members gain insight, guidance and inspiration to help them maximize their personal and professional potential. Topics include the Power of Intentionality - Turning Good Intentions Into Actions, The Power of Authentic Communication, and Confident Steps To Create a Thriving Life. The on-line events also include the opportunity for members to network with other participants in the live chat room. The event attracts approximately 800 - 1,000 registrants and 250 - 300 participants.

Professional Identity Management. Through the NAPW Network website, NAPW Network members are able to create, manage and share their professional identity online and promote themselves and their businesses. NAPW Network members can also promote their career achievements and their businesses through placement on the NAPW Network website’s home page, in proprietary press releases, in the online Member Marketplace and in monthly newsletter publications. In addition, the PDN Network provides members with direct access to employers seeking to hire professional women at a high level of connectivity and efficiency. Our synergies enable us to match members with our employment partners and then converse with the member to confirm such member’s desire to take the position to which we matched them, confirm that member is qualified for the position and directly notify the employer about a member that we have qualified and confirmed has competed an application within the employer’s recruitment system.

Networking Events. Historically, NAPW Network’s offline networking opportunities included monthly local chapter events and a large National Networking Conference NAPW. In 2017, we held Power Networking events in eight cities. We expect to continue to leverage the existing PDN Network events platform to host NAPW networking events in major markets around the nation. Because PDN Network networking career events are already being conducted we have the ability to add an additional event for NAPW at the same venue, one hour after the PDN Network event ends, at a substantially lower cost compared to hosting a stand-alone NAPW event. Employers who sponsor the PDN Network career networking events will have the opportunity to participate in the NAPW event and meet with members to discuss employment opportunities in what we believe is an inviting and upscale networking environment. We believe that providing the opportunity for NAPW Registered Users to meet, outside of the monthly local chapter events and the single national event, will add value to all NAPW Registered Users through allowing them to attend any or all of our PDN Network events. Non-members may also attend, subject to certain restrictions.

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Access to Knowledge. In addition to networking and promotional opportunities, NAPW Network also provides to its members the ability to further develop their skills and expand their knowledge base through monthly newsletters, online and in-person seminars, webinars and certification courses.

Upgraded Memberships and Ancillary Products. Upgraded packages include the VIP membership, which includes additional promotional and publicity tools as well as free access for the member and a guest to the National Networking Summits and continuing education programs; the press release package, which provides members with the opportunity to work with professional writers to publish personalized press releases and thereby secure valuable online presence; and the registry product, which allows members to create a durable, historical record chronicling their career achievements.

Partner Discounts. We also offer to NAPW Network members exclusive discounts on third-party products and services.

IAW Global Women’s Network. This network offers in-person networking with like-minded women to foster enhanced career connections and opportunities. Members can promote their brands, identify new career opportunities, and build lasting relationships at monthly meetings and events. Hosted by Star Jones, these interactive events allow members to improve their verbal resumes, expand their networks, and hear from inspiring speakers. Regional and National Conferences provide inspirational panels, unique networking opportunities, and the chance for members to promote their business or services. Our partners allow members to explore events outside the US and create opportunities to network with women around the world.

PDN Network

Recruitment Solutions. The PDN Network consists of several online professional networking communities dedicated to serving diverse professionals in the United States and employers seeking to hire diverse talent. We use the word “professional” to describe any person interested in the Company’s websites presumably for the purpose of career advancement or related benefits offered by the Company, whether or not such person is employed and regardless of the level of education or skills possessed by such person. Our networking communities harness our relationship recruitment methodology to facilitate and empower professional networking within common affinities. We believe that those within a common affinity often are more aggressive in helping others within their affinity progress professionally. We operate these relationship recruitment affinity groups within the following sectors: Women, Hispanic-Americans, African-Americans, Asian-Americans, Disabled, Military Professionals, Lesbians, Gay, Bisexual and Transgender (LGBT), and Students and Graduates seeking to transition from education to career.

As of December 31, 2017, the Company had approximately 10,266,000 registered users. We use the term “registered user” to describe a consumer who has affirmatively visited one of our properties, opted into an affinity group and provided us with demographic or contact information enabling us to match them with employers and/or jobs, and to sell them ancillary products and services. We expect that continued registered user growth of the PDN Network will enable us to further develop our list of online professional diversity networking and career placement solutions. We currently provide access to our PDN Network websites to registered users at no cost. The Company is exploring various partnerships with other service providers to increase their offerings to both job seekers and employers. Our goal is to use an asset light approach to provide quality products and services, to increase our value to those we serve and drive additional capital without significant capital investments. For example, we announced our partnership with Diverst, the leading provider of Diversity & Inclusion software. Leveraging our existing assets through relationships with other technology firms such as Diverst allows us to grow our relationships with employers without investing in sophisticated, proprietary resources.

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We offer to large and medium employers seeking to diversify their employment ranks, and to third party recruiters (i) real-time solutions that deliver diverse talent, (ii) advertising and promotion of their job opportunities to our networks of diverse professionals and (iii) assistance with posting their job opportunities to career agencies in a manner compliant with the regulations and requirements of the Equal Employment Opportunity OFCCP, including those of state and local governments. Our recruitment advertising solutions promote hiring and retention success by providing job seekers with information that we believe allows them to look beyond a corporate brand, deeper into employers’ core values. We use sophisticated technology to deliver recruitment advertising using internet banner ads and email marketing targeted by geography and occupation, based upon data from our audiences’ profiles and job searches on our websites. As of December 31, 2017, we had over 1,000 companies utilizing our products and services.

Networking Events. In addition to online networking, our registered users can participate in a number of local and national events held across the United States, including monthly NAPW local chapter meetings, business expos, charitable events and other events developed specifically to facilitate face-to-face networking with other professionals. In 2016, we held over 20 Career Networking Conferences, including NAPW’s three-city National Networking Summit Series and two online career fairs for veterans and their spouses. We schedule NAPW Network events after PDN Career Networking Conferences in order to create opportunities for employers participating in the PDN Network events to receive exposure to more candidates. In addition, we derive new members for both our PDN Network affinities and NAPW Network membership roll from participation in the events, promote retention among paying NAPW Network members and derive goodwill and positive publicity for our corporate brands.

Career Fairs. Through our Events business, a part of our PDN Network business segment, we produce premier face-to-face recruiting events we call Professional & Technical Diversity Career Fairs. The Company’s diversity events help employers connect with a new marketplace of diverse professionals. Our events are the only events of their type endorsed by leading organizations such as the NAACP, Urban League, BDPA and others. Participating employers range from Fortune 500 companies to federal, state and local agencies and from smaller employers to non-profit organizations, all of which seek a proactive approach to diversity recruiting. We also produce career fairs as part of high-profile national events such as the NAACP National Convention, the Urban League National Conference and HBCU sorority and fraternity conferences. In 2016 we added virtual career fairs serving veterans, women and STEM professionals.

PDN Quick. Our new Hire AdvantEdge product allows us to sell the qualified candidate lead referral service to employers via an e-commerce model. Hire AdvantEdge is a data-driven product, which matches registered users with jobs offered by our employment partners, qualifies those registered users for our partners’ jobs, secures an indication of interest, and directly provides our partner with the registered user’s information or submits an application on behalf of the registered user to our partner’s recruitment system. This allows us to deliver to recruiters qualified candidates in an efficient manner with very little lag in time. The PDN Network Hire AdvantEdge product delivers enhanced membership value to those registered users seeking to reenter the workforce or to upgrade their professional employment condition. This benefit comes at no additional cost to members, reinforcing the membership value proposition and creating long-term value.

PDN(Hired). We use matching and targeting technology to match members with our partners on a renewing license basis, designed to provide the Company with increasing residual income as we add new partners and sell additional licenses. Though in its early stages, the PDN(Hired) product is a significant step towards increasing online sales in a scalable and residual manner. In 2016 we combined the functionality of these two products and relaunched them as PDN Quick. This product meets the increased demand of entry level and hourly workforce needs of our clients. The product is a solution for America’s shrinking unemployment rate which has decreased the amount of readily available hourly/part-time workers but driven demand higher for growing employers. PDN Quick harnesses the 5,000 daily inbound candidate interactions PDN receives and geographically matches these candidates to our clients in real-time while also screening for the exact job requirements needed by each client. The product has a unique Pay Only For Performance structure in which employers only pay when qualified and interested candidates are delivered directly to them for specific in-demand roles. The product utilizes SMS Texting technology to reach interested candidates which creates very little lag time and increased savings and efficiencies for both PDN and our clients. PDN Quick is offered to employers on a Cost Per Applicant (“CPA”) basis. This enables employers to pay only for applicants they receive, as opposed to a diversity outreach campaign that promotes job openings for a fixed amount based on the number of jobs offered and the duration of the job promotions.

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PDN Diversity Placement. In 2018, the Company launched a diversity placement service that has initially focused on high demand positions in digital transformation and finance. We are currently recruiting for leading employers who pay a monthly license fee and a percentage of the first year’s annual salary plus bonus for candidates we source and they hire. We believe our superior brand positioning, large network of diverse talent and our vast employer relationships position us well for continued growth in this segment in 2018 and beyond.

China Operations

The Company began establishing business operations in China in 2017. Our business activities, similar to those in the United States, will focus on providing tools, products and services in China, which will assist in personal and professional development. Our business plans are developed in an asset light format, with the goal of providing maximum positive results for the Company and our customers, with the least capital investment possible. We are cooperating with existing companies and organizations in China in a manner that will deliver best in class products and services, in a short time frame with minimum investment from the Company.

Women’s Networking in China

The Company’s NAPW women’s networking asset gives us the ability to develop and begin similar affinity networking operations in China. We have named our China expansion of NAPW “The International Association of Women” (the “IAW”). IAW will have similar elements as NAPW, but its scope has been customized and expanded to meet the particular needs of Chinese women. The association will be supported by a proprietary web platform that will have key networking functions, including but not limited, to members profile, with members picture and biography. The site will facilitate searching for other members, adding members to one’s platform, posting alerts and updates, endorsing members, suggesting members to other members, job seeking functions, job opportunity advertising from employers seeking to hire IAW members and other functions to support personal and professional development. The IAW website will also serve as a platform for product and service offerings for training and social networking for women in China. IAW plans to integrate various resources to build a new concept for clients : to create part of the cross-border internet, to mix traditional models with internet models and to explore online and offline resources as well as to allow members to build individual social circles of one’s own in the new internet age.

More than only an online network, IAW is intended to be a bilingual, international social platform through which members can enjoy high quality private customized service. We plan on having a very significant structure of off-line activities, events and resources, to facilitate personal and professional development of women in China and further, to expand benefits to other women in other nations. In the near term, we plan on leveraging our NAPW capabilities to provide benefits for our IAW members traveling in the United States. Furthermore, IAW will provide members with personal assistance by which members can enjoy one to one high-end services determined by members’ immediate needs. The platform will provide financial “account housekeepers”, health advisors, exclusive image designers, legal consultations, translation orientation, child care referrals and other comprehensive high-end services in China.

Education and Training for Accomplished Chinese Business People

The Company plans on launching education and training seminars in China and in the United States. The events in China will feature leading experts in business, finance, social networking and lifestyle issues. These events will benefit participants by delivering timely, focused and meaningful content, and at the same time, allow for participants to network together in a manner that will be mutually beneficial. We also plan on starting experiential educational travel seminars, where we will host smaller groups to travel to the United States for extended education, training and mutual cooperation with respected members of the United States Society.

The Company held its first event on March 25, 2017, the 2017 “Sharing Economy Summit,” which was hosted by Hangzhou Shihai Cultural Creativity Co., Ltd. at the Dongguan Malachite International Hotel. Its theme addressed numerous issues, including how to move from traditional communications to modern networking and how to transform and upgrade businesses by seizing the opportunities of the sharing economy in the internet era. The summit attracted more than 2,000 participants.

Since our first event we have held additional events in China, culminated by our final and largest event in December 2017. The event, produced as a series of summit events, was held on December 2-3, 2017 in Beijing, China at the Jiuhua Resort and drew nearly 5,000 paid and non-paid participants both in person and online. The event company behind the event was Shanghai Yuanfu Cultural Company, known for previously having worked on the Olympics. The event was organized by PDN (China) International Culture Development Co. Ltd and Jiangxi PDN Culture Media Co., Ltd, and the co-hosts of the event were Xinhua News Agency and China Fortune Media Group. Due to strong demand, the event was made available in China via a paid online webcast.

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PDN formed our relationship with China Fortune Media Group with the intent of establishing an international elite entrepreneurial club. This club charges a membership fee and provides benefits to members working with national and foreign capital sources, investment professionals, and projects with the goal of accessing capital and financial resources both at home and abroad.

China Fortune Media Group was founded and established by the Xinhua News Agency and approved by the State Council and the Central Publicity Department. It consists of China Securities Journal, Shanghai Securities News, Economic Information Daily, Xinhua Publishing House, China Fortune Net and Huaxin Asset Management Company. The group was created by Xinhua News Agency as a comprehensive, state-of-the-art technological, omni-media modern media group.

The Company received positive feedback from attendees about the topic of the forum, and especially about Vice Chairman of the Nasdaq, Mr. Bruce Aust’s participation. Mr. Aust participated in an exclusive one-on-one Q&A session with PDN President Ms. Star Jones. Afterwards, they were joined by other prominent Chinese CEOs for a roundtable discussion.

Operations: Sales, Marketing and Customer Support

Sales and Marketing

We sell NAPW/IAW Network membership subscriptions offline through our NAPW/IAW Network sales force, which currently includes 21 sales professionals, all of whom sell initial membership services. We developed a secure, work-from-home technology along with a training and supervision platform aimed at reducing the overhead costs, increasing per-representative profitability, and offering our sales professionals flexible working arrangements. All sales representatives are capable of selling upgraded memberships and ancillary products. We believe that we maintained high visibility for the NAPW Network during 2017 through its nearly 300,000,000 advertisements served online, in-person impressions through its live networking activities and interactions via its online properties and social media accounts. The number was lower than previous years as we segmented ads and targeted our audiences, which was designed to yield a lower cost per impression and provide a higher return per marketing dollar spent.

Our PDN sales resources for recruitment and recruitment advertising products and services include a sales force with 11 sales professionals, third-party strategic partners who deliver employers with demand for our products, and technology, which facilitates e-commerce transactions. We market directly to employers and third-party recruiters. Our sales team uses a combination of telephone, email and face-to-face marketing, including personal visits to companies or their recruitment agencies, as well as appearances at industry and trade group events where diversity recruitment recruiters are in attendance. We have also formed strategic alliances with parties who are able to help extend our organic reach. In addition, we are developing purely online marketing channels to bring recruiters to us in bulk and use products based on a matching and targeting technology to facilitate sales. Our recruitment and recruitment advertising sales force is divided between three groups: (i) the “table-setters,” who are responsible for setting up first meetings with prospect companies, (ii) the career sales professionals, who conduct the first meeting and mature the conversation to a successful conclusion, and (iii) sales professionals who provide ongoing account management and are responsible for successful client renewals. We have specialty units within our sales force dedicated to serving: (i) federal, state and local governments and companies and contractors who serve these governmental entities, (ii) small and medium sized businesses as defined by companies with less than 2,500 employees and (iii) large enterprises with greater than 2,500 employees.

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Customer Support, Compliance and Testing

In addition to our sales professionals, we also employ support teams to provide customer support, compliance and testing. Our customer support teams improve engagement with our members and to ensure a high degree of member satisfaction and retention. Our compliance team focuses on ensuring the integrity of the NAPW Network sales process. The team works closely with customer support and sales management to ensure that sales are conducted in an ethical manner and to identify sales representatives who would benefit from enhanced training. Our testing team consists of representatives who work with our Development and Executive teams to identify new lead-generation, sales and membership product opportunities, and to test those as well as new approaches to our current sales.

Our Strengths

We believe the following elements give us a competitive advantage to accomplish our mission:

●	Dedicated Focus on Diverse Professionals. Our focus on providing career opportunities for diverse professionals differentiates us from other online social networking websites, such as Facebook. We believe our websites have a distinctly career-oriented feel and utility when compared with other online social networking websites. We believe that users prefer to manage their professional and social identities and contacts separately. While other online professional networking websites, such as LinkedIn, also have a professional focus, we are singularly focused on diverse professionals in the United States. We believe that we communicate effectively with each of our diverse communities and create environments that harness a natural affinity among members of common culture, ethnicity, gender, orientation, nationality and experience to stimulate increased member trust, networking and engagement.

●	Online and Offline Diversity Career Services. The Company has a comprehensive and coordinated method of connecting diverse job seekers with companies seeking to hire diverse employees. Our advantage comes through our call center operations which facilitate timely, accurate matching of job seekers and employers. Many competitors do not have such a service in-house. Additionally, we operate live and virtual job fairs which allow job seekers and employers to meet one-on-one. Many competitors also have to outsource this service. We provide a wide continuum of contact points to facilitate employers’ desire to identify and hire diverse talent in an OFCCP-compliant manner.

●	Platform That Harnesses the Power of Web Socialization. We believe that our membership base will continue to grow and that our platform will be an increasingly powerful tool that enables our members to leverage their connections and shared information for the collective benefit of all of the participants on our platform. We believe that we are the first online professional network to focus on the diversity recruitment sector.

●	Relationships with Strategic Partners. We believe that our relationships with strategic partners are difficult to replicate and give us a competitive advantage in the networking opportunities, career tools and resources we can offer to our members, as well as the diverse audiences we can access for employers and advertisers.

●	Relationships with Professional Entities & Organizations. Our team has experience working with multicultural professional organizations. We partner with a number of leading minority professional organizations, including:

o	DisabledPersons.com;
o	Ebony Magazine
o	The Grio
o	HireVeterans.com
o	National Association of Hispanic Journalists (NAHJ)
o	Illinois Hispanic Nursing Association
o	IT Diversity Careers
o	The Commonwealth Compact
o	Greek Diversity
o	Latinos in Information Science and Technology Association (LISTA)

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o	Job Opportunities for Disabled American Veterans (JOFDAV)
o	Veterans Exchange
o	National Association of African Americans in Human Resources
o	National Association for the Advancement of Colored People (NAACP)
o	The National Urban League
o	VFW Veterans Job Board Vetjobs
o	Wall Street Warfighters
o	Women in Biology

●	Customized Technology Platform. Our technology platform has been custom-designed and built to facilitate networking engagement, job searching, real-time job qualification and matching, and text-based communications.

We believe that the following elements give us a competitive advantage with respect to the NAPW Network:

●	Exclusive Focus on Professional Women. As a result of NAPW Network’s exclusive focus on professional women, we believe that through NAPW Network we provide a secure and less intimidating environment within which our members can successfully network and establish new and lasting business relationships.

●	Attractive Industry Demographic Trends. Favorable demographic trends regarding women’s participation in the labor force will further the growth in NAPW Network’s membership base and we have first-mover advantage with respect to generalized professional networking for women.

●	Large, growing and diverse national membership base. We believe that NAPW Network is the largest women-only networking organization in the United States by number of members, with approximately 954,000 members located in all 50 states, Puerto Rico and the U.S. Virgin Islands. The membership base of the NAPW Network is diverse in terms of ethnicity, age, income, experience, industry and occupation. It includes members from small and large corporations, as well as entrepreneurs and business owners. We believe the diversity of the NAPW Network membership base is a key component of its value.

●	Comprehensive Product and Service Offerings to Deliver Value to Members. We believe that our comprehensive product offerings provide women valuable tools to help them advance their careers and expand their businesses. Through networking opportunities online and at local chapter events in their communities, regional events and the NAPW Network national Networking Conference, discounts provided on seminars, webinars and educational certification courses, and opportunities to promote themselves and their businesses, NAPW members are provided the opportunities and tools for their professional development.

●	Business Model with Efficient Member Acquisition and Recurring Cash Flow. We believe that NAPW Network’s direct marketing lead generation efforts, which utilize both direct mail and digital strategies, are among the most efficient in the industry as measured by our internal response and click-through rates. This efficiency, combined with our effective call center operations, results in what we believe to be our market leading members acquisition process and direct variable contribution. Further, NAPW Network memberships renew annually, providing a valuable recurring stream of cash flow.

Strategic Alliances

We consider our partner alliances to be a key value to our clients because it enables us to expand our job distribution and outreach efforts. We continue to expand our relationships with key strategic partners that we believe are valuable to our core clients, as noted in section “Our Strengths” above.

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Operations: Geography

Our headquarters is located in Chicago, Illinois, and houses our CFO, as well as many of our sales, marketing and IT personnel. We also have an office in Minnetonka, MN where our telesales team for our Events business is located. Websites for the PDN Network are hosted by Engine Yard based in San Francisco, California. Engine Yard provides a robust and easy platform for our hosting needs, allowing us to scale up resources to meet our peak needs. It also allows us to quickly and easily deploy website updates. Our websites have backup and contingency plans in place in the event that an unexpected circumstance occurs.

Our headquarters in China is located in Guangzhou, Guangdong Province, China. We also have an office in Jiangxi, China.

Intellectual Property

To protect our intellectual property rights, we rely on a combination of federal, state and common law rights, as well as contractual restrictions. We rely on trade secret, copyright and trademark rights to protect our intellectual property. We pursue the registration of our domain names and trademarks in the United States. Our registered trademarks in the United States include the “iHispano” mark with stylized logo, the “Black Career Network” mark with stylized logo, the “Professional Diversity Network” mark with our tagline “the power of millions for the benefit of one,” the name “National Association of Professional Women” and “NAPW,” and the name “International Association of Women” and “IAW.” We also own the copyrights to certain articles in NAPW publications. We strive to exert control over access to our intellectual property and customized technology by entering into confidentiality and invention assignment agreements with our employees and contractors and confidentiality agreements with third parties in the ordinary course of our business.

Our efforts to protect our proprietary rights may not be successful. Any significant impairment of our intellectual property rights could adversely impact our business or our ability to compete. In addition, protecting our intellectual property rights is costly and time-consuming. Any unauthorized disclosure or use of our intellectual property could make it more expensive to do business and adversely affect our operating results.

Competition

We face significant competition in all aspects of our business. Specifically, with respect to our members and our recruitment consumer advertising and marketing solutions, we compete with existing general market online professional networking websites, such as LinkedIn and Monster Worldwide, Inc., as well as ethnic minority focused social networking websites, such as Black Planet and LatPro, and other companies such as Facebook, Google, Microsoft and Twitter that are developing or could develop competing solutions. We also generally compete with online and offline enterprises, including newspapers, television and direct mail marketers that generate revenue from recruiters, advertisers and marketers, and professional organizations. With respect to our hiring solutions, we also compete with traditional online recruiting companies such as Career Builder, talent management companies such as Taleo, and traditional recruiting firms.

Larger, more well-established companies may focus on professional networking and could directly compete with us. Other companies might also launch new competing services that we do not offer. Nevertheless, we believe that our focus on diverse online professional networking communities and the number of registered users or members, as the case may be, overall and within each affinity that we serve, are competitive strengths in our market.

Government Regulation

We are subject to a number of federal, state and foreign laws and regulations that affect companies conducting business on the Internet. These laws are still evolving and could be amended or interpreted in ways that could be detrimental to our business. In the United States and abroad, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement and other theories based on the nature and content of the materials searched, the advertisements posted or the content provided by users. Any court ruling or other governmental action that imposes liability on providers of online services for the activities of their users and other third parties could materially harm our business. In addition, rising concern about the use of social networking technologies for illegal conduct, such as the unauthorized dissemination of national security information, money laundering or supporting terrorist activities may in the future produce legislation or other governmental action that could require changes to our products or services, restrict or impose additional costs upon the conduct of our business or cause users to abandon material aspects of our service.

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In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security incident, or security breach for personal data, or requiring the adoption of minimum information security standards that are often unclear and difficult to implement. The costs of compliance with these laws are significant and may increase in the future. Further, we may be subject to significant liabilities if we fail to comply with these laws.

We are also subject to federal, state and foreign laws regarding privacy and protection of member data. We post on our websites our privacy policy and terms of use. Compliance with privacy-related laws may be costly. However, any failure by us to comply with our privacy policy or privacy-related laws could result in proceedings against us by governmental authorities or private parties, which could be detrimental to our business. Further, any failure by us to protect our members’ privacy and data could result in a loss of member confidence in us and ultimately in a loss of members and customers, which could adversely affect our business.

Because our services are accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with their laws, including in jurisdictions where we have no local entity, employees or infrastructure.

Our direct marketing operations with respect to the NAPW Network are subject to various federal and state “do not call” list requirements. The Federal Trade Commission has created a national “do not call” registry. Under these federal regulations, consumers may have their phone numbers added to the national “do not call” registry. Generally, we are prohibited from calling anyone on that registry. In September 2003, telemarketers were granted access to the registry and are now required to compare their call lists against the national “do not call” registry at least once every 31 days. Telemarketers are required to pay a fee to access the registry. Enforcement of the “do not call” provisions began in late 2003, and the rule provides for fines of up to $16,000 per violation and other possible penalties. These rules may be construed to limit our ability to market our products and services to new customers. Further, we may incur penalties if we do not conduct our telemarketing activities in compliance with these rules.

Seasonality

Our quarterly operating results are affected by the seasonality of employers’ businesses. Historically, demand for employment hiring is lower during the first quarter and typically increases during the remainder of the year.

Employees

As of September 6, 2018, we had a total of 104 employees; 63 were full time employees in various U.S. locations and 29 full-time employees in China. We also regularly engage independent contractors to perform various services. As of September 6, 2018, we engaged 10 independent contractors. None of our employees are covered by a collective bargaining agreement. We believe that we have good relationships with our employees.

Corporate History

We were incorporated in Illinois in October 2003 under the name of IH Acquisition, LLC and changed our name to iHispano.com LLC in February 2004. In 2007, we changed our business platform and implemented technology to become the operator of communities of professional networking sites for diverse professionals. In March 2012, we changed our name to Professional Diversity Network, LLC. In March 2013, we completed our initial public offering and converted from an Illinois LLC to a Delaware corporation. In September 2014 we acquired the NAPW Network through a merger of NAPW, Inc., a New York corporation (“Old NAPW”) with and into NAPW Merger Sub, Inc., a Delaware corporation and our wholly-owned subsidiary (“Merger Sub”). Upon the closing of the merger under the Agreement and Plan of Merger, between Merger Sub, Old NAPW and Matthew B. Proman, the sole shareholder of Old NAPW, dated July 11, 2014 (the “Merger Agreement”), Old NAPW ceased to exist and Merger Sub continued as the surviving corporation, and a wholly-owned subsidiary of the Company, which was renamed to NAPW, Inc. (the “Merger”).

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We started our operations in China in March 2017. We established two entities in Hong Kong, PDN (Hong Kong) International Education Ltd and PDN(Hong Kong)International Education Information Co., Ltd in January 2017, and the Company established its China subsidiary, PDN (China) International Culture Development Co. Ltd in March 2017. In November of 2017, Jiangxi PDN Culture Media Co., Ltd became a consolidated variable interest entity. On May 25, 2018, the Company sold certain assets of Noble Voice to a long-time customer of the Company and exited the business segment. The sales included all property, equipment, intangible assets, and other long-term assets.

Our principal executive offices are located at 801 W. Adams Street, Six Floor, Chicago, Illinois, 60607 and our telephone number is (312) 614-0950. Our website address is www.prodivnet.com . References to our website addressed in this report are provided as a convenience and do not constitute, and should not be viewed as an incorporation by reference of the information contained on, or available through, the website. Therefore, such information should not be considered part of this report.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes.

Risks Related to Our Business and Financial Condition

We have incurred net losses, our liquidity has been significantly reduced and we could continue to incur losses and negative cash flow in the future.

We recorded net loss of approximately $22.3 million for the year ended December 31, 2017 and $4.1 million for the year ended December 31, 2016. Our revenue declined from $26.2 million to $22.1 million during 2017, yet our costs and expenses increased from $29.8 million to $46.1 million, and as a result our losses from operations increased from $3.6 million to $24.0 million during 2017. Included in the year ended December 31, 2017 is a $14.6 million goodwill impairment charge. In addition, we used $6.3 million in cash flow from operations during the year ended December 31, 2017. We will need to generate increased revenues and implement aggressive cost management to achieve profitability and positive cash flow from operations. Despite our efforts, including our restructuring and cost-cutting program, we may not achieve profitability or positive cash flow in the future, and even if we do, we may not be able to sustain being profitable.

The market for online professional networks is highly competitive, and if we are unable to compete effectively our sales and results of operations will suffer.

We face significant competition in all aspects of our business, and we expect such competition to increase, particularly in the market for online professional networks.

Our industry is rapidly evolving and is becoming increasingly competitive. Larger and more established online professional networking companies, such as LinkedIn or Monster Worldwide, may focus on the online diversity professional networking market and could directly compete with us. Rival companies or smaller companies, including application developers, could also launch new products and services that could compete with us and gain market acceptance quickly. Individual employers have and may continue to create and maintain their own network of diverse candidates.

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We also expect that our existing competitors will focus on professional diversity recruiting. A number of these companies may have greater resources than we do, which may enable them to compete more effectively. For example, our competitors with greater resources may partner with wireless telecommunications carriers or other Internet service providers that may provide Internet users, especially those that access the Internet through mobile devices, incentives to visit our competitors’ websites. Such tactics or similar tactics could decrease the number of our visits, unique visitors and number of users and members, which would materially and adversely affect our business, operating results and financial condition.

Additionally, users of online social networks, such as Facebook, may choose to use, or increase their use of, those networks for professional purposes, which may result in those users decreasing or eliminating their use of our specialized online professional network. Companies that currently do not focus on online professional diversity networking could also expand their focus to diversity networking. LinkedIn may develop its own proprietary online diversity network and compete directly against us. To the extent LinkedIn develops its own network or establishes alliances and relationships with others, our business, operating results and financial condition could be materially harmed. Finally, other companies that provide content for professionals could develop more compelling offerings that compete with us and adversely impact our ability to keep our members, attract new members or sell our solutions to customers.

If we do not continue to attract new members to the NAPW Network, or if existing NAPW Network members do not renew their subscriptions, renew at lower levels or on less favorable terms, or fail to purchase additional offerings, we may not achieve our revenue projections, and our operating results would be harmed.

In order to grow the NAPW Network, we must continually attract new members to the NAPW Network, sell additional product and service offerings to existing NAPW Network members and increase the level of renewals. Our ability to do so depends in large part on the success of our sales and marketing efforts. Unlike companies that provide more tangible products, the nature of our product and service offerings is such that members may decide to terminate or not renew their agreements because they do not see their cancellation as causing significant disruptions to their own businesses.

We must demonstrate to NAPW Network members that our product and service offerings provide them with access to an audience of influential, affluent and highly-educated women. However, potential members may not be familiar with our product and service offerings or may prefer other more traditional products and services for their professional advancement and networking needs. The rate at which we expand the NAPW Network’s membership base or increase its members’ renewal rates may decline or fluctuate because of several factors, including the prices of product and service offerings, the prices of products and services offered by competitors or reductions in their professional advancement and networking spending levels due to macroeconomic or other factors and the efficacy and cost-effectiveness of our offerings. If we do not attract new members to the NAPW Network or if NAPW Network members do not renew their agreements for our product and service offerings, renew at lower levels or on less favorable terms or do not purchase additional offerings, our revenue may grow more slowly than expected or decline.

We may not be able to successfully identify and complete sufficient acquisitions to meet our growth strategy, and even if we are able to do so, we may not realize the anticipated benefits of these acquisitions.

Part of our growth strategy is to acquire companies that we believe will add to and/or expand our service offerings.

Identifying suitable acquisition candidates can be difficult, time-consuming and costly, and we may not be able to identify suitable candidates or complete acquisitions in a timely manner, on a cost-effective basis or at all. Even if we complete an acquisition, we may not realize the anticipated benefits of such acquisition. Actual cost savings and synergies which may be achieved from an acquired entity may be lower than expected and may take a longer time to achieve than we anticipate. Our acquisitions have previously required, and any similar future transactions may also require, significant efforts and expenditures, in particular with respect to integrating the acquired business with our historical business. We may encounter unexpected difficulties, or incur unexpected costs, in connection with acquisition activities and integration efforts, which include:

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●	conflicts and inconsistencies in information technology and infrastructures;
●	inconsistencies in standards, controls, procedures and policies, business cultures and compensation structures between us and an acquired entity;
●	difficulties in the retention of existing customers and attraction of new customers;
●	overlap of users and members of an acquired entity and one of our websites;
●	difficulties in retaining key employees;
●	the identification and elimination of redundant and underperforming operations and assets;
●	diversion of management’s attention from ongoing business concerns;
●	the possibility of tax costs or inefficiencies associated with the integration of the operations; and
●	loss of customer goodwill.

If we fail to successfully complete the integration of an acquired entity, or to realize the anticipated benefits of the integration of an acquired entity, our financial condition and results of operations could be materially and adversely affected.

We rely heavily on our information systems and if our access to this technology is impaired, or we fail to further develop our technology, our business could be significantly harmed.

Our success depends in large part upon our ability to store, retrieve, process and manage substantial amounts of information, including our database of our members. To achieve our strategic objectives and to remain competitive, we must continue to develop and enhance our information systems. Our future success will depend on our ability to adapt to rapidly changing technologies, to adapt our information systems to evolving industry standards and to improve the performance and reliability of our information systems. This may require the acquisition of equipment and software and the development, either internally or through independent consultants, of new proprietary software. Our inability to design, develop, implement and utilize, in a cost-effective manner, information systems that provide the capabilities necessary for us to compete effectively would materially and adversely affect our business, financial condition and operating results.

Our direct sales strategy, which requires personal interaction with employers and third party recruiters, may limit our ability to grow recruitment revenue and recruitment advertising revenue.

As part of our strategy to market our products and services directly to employers and third party recruiters, we rely on our direct sales force for recruitment revenue and recruitment advertising revenue. We currently employ professionals in sales, sales support and marketing who are trained in selling our products and services. Since its creation in 2013, we have been optimizing the direct sales team and refining the manner in which our products and services are sold. While the Company made progress in growing its direct sales, we have not matured the sales force to the point of predictability, nor have we sold enough services to achieve profitability. There is no assurance that our direct sales strategy we will yield sufficient recruitment revenue and recruitment advertising revenue in the future.

We may not timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our websites are accessible within an acceptable load time.

An element that is key to our continued growth is the ability of our members and other users that we work with to access any of our websites within acceptable load times. We call this website performance. We have experienced, and may in the future experience, website disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, capacity constraints due to an overwhelming number of users accessing our websites simultaneously, and denial of service or fraud or security attacks. In some instances, we may not be able to identify the cause or causes of these website performance problems within an acceptable period of time.

If any of our websites are unavailable when users attempt to access them or they do not load as quickly as users expect, users may seek other websites to obtain the information or services for which they are looking, and may not return to our websites as often in the future, or at all. This would negatively impact our ability to attract members and other users and increase engagement on our websites. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business, operating results and financial condition may be materially and adversely affected.

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Our systems are vulnerable to natural disasters, acts of terrorism and cyber-attacks.

Our systems are vulnerable to damage or interruption from catastrophic occurrences such as earthquakes, floods, fires, power loss, telecommunication failures, terrorist attacks, cyber-attacks and similar events. For systems which are not based in cloud storage, we have implemented a disaster recovery program, maintained by a third party vendor, which allows us to move production to a back-up data center in the event of a catastrophe. Although this program is functional, it does not yet provide a real-time back-up data center, so if our primary data center shuts down, there will be a period of time that such website will remain shut down while the transition to the back-up data center takes place. Despite any precautions we may take, the occurrence of a natural disaster or other unanticipated problems at our hosting facilities could result in lengthy interruptions in our services. Although we carry cyber security insurance our claims may exceed the insurance coverage, and we may not be fully compensated by third party insurers in the event of service interruption or cyber-attack. Furthermore, our business may never recover from such an event.

If our security measures are compromised, or if any of our websites are subject to attacks that degrade or deny the ability of members or customers to access our solutions, members and customers may curtail or stop use of our solutions.

Our members provide us with information relevant to their professional networking and/or career-seeking experience with the option of having their information become public or remain private. If we experience compromises to our security that result in website performance or availability problems, the complete shutdown of our websites or the loss or unauthorized disclosure of confidential information, our members may lose trust and confidence in us, and will use our websites less often or stop using our websites entirely. Further, outside parties may attempt to fraudulently induce employees, members or customers to disclose sensitive information in order to gain access to our information or our members’ or customers’ information. Because the methods used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, often are not recognized until launched against a target and may originate from less regulated and remote areas around the world, we may be unable to proactively address these methods or to implement adequate preventative measures. Any or all of these issues could negatively impact our ability to attract new members and increase engagement by existing members, cause existing members to close their accounts or existing customers to cancel their contracts, subject us to lawsuits, regulatory fines or other action or liability, thereby materially and adversely affecting our reputation, our business, operating results and financial condition.

The widespread adoption of different smart phones, smart phone operating systems and mobile applications, or apps, could require us to make substantial expenditures to modify or adapt our websites, applications and services.

The number of people who access the Internet through devices other than personal computers, including personal digital assistants, smart phones and handheld tablets or computers, has increased dramatically in the past few years and we believe this number will continue to increase. Each manufacturer or distributor of these devices may establish unique technical standards, and our services may not work or be viewable on these devices as a result. Furthermore, as new devices and new platforms are continually released, it is difficult to predict the problems we may encounter in developing versions of our services for use on these alternative devices and we may need to devote significant resources to the creation, support and maintenance of such devices. Our websites are designed using responsive technology and are built to provide a positive user experience on a user’s Internet device, whether a mobile phone, and tablet, laptop or personal computer. If we are slow to develop products and technologies that are compatible with such devices, we might fail to capture a significant share of an increasingly important portion of the market for our services.

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If Internet search engines’ methodologies are modified or our search result page rankings decline for other reasons, our member engagement and number of members and users could decline.

We depend in part on various Internet search engines, such as Google, Bing and Yahoo!, to direct a significant amount of traffic to our websites. Our ability to maintain the number of visitors directed to our websites is not entirely within our control. Our competitors’ search engine optimization (“SEO”) efforts may result in their websites receiving a higher search result page ranking than ours, or Internet search engines could revise their methodologies in an attempt to improve their search results, which could adversely affect the placement of our search result page ranking. If search engine companies modify their search algorithms in ways that are detrimental to our new user growth or in ways that make it harder for our members to use our websites, or if our competitors’ SEO efforts are more successful than ours, overall growth in our member base could slow, member engagement could decrease, and we could lose existing members. These modifications may be prompted by search engine companies entering the online professional networking market or aligning with competitors. Our websites have experienced fluctuations in search result rankings in the past, and we anticipate similar fluctuations in the future. Any reduction in the number of users directed to our websites would materially harm our business and operating results. Our platform includes connectivity across the social graph, including websites such as Facebook, Google+, LinkedIn and Twitter. If for any reason these websites discontinue or alter their current open platform policy it could have a negative impact on our user experience and our ability to compete in the same manner we do today.

Wireless communications providers may give their customers greater access to our competitors’ websites.

Wireless communications providers may provide users of mobile devices greater access to websites that compete with our websites at more favorable rates or at faster download speeds. This could have a material adverse effect on the Company’s business, operating results and financial condition. Creation of an unequal playing field in terms of Internet access could significantly benefit larger and better capitalized companies competing with us.

The effect of significant declines in our ability to generate revenue may not be reflected in our short-term results of operations.

We recognize revenue from sales of our hiring solutions over the life of a contract (typically 12 months) beginning the first month after the contract is signed. As a result, a significant portion of the revenue we report in each quarter is generated from agreements entered into during previous quarters. In addition, we may be unable to adjust our fixed costs in response to reduced revenue. Accordingly, the effect of significant declines in our ability to generate revenue may not be reflected in our short-term results of operations.

The reported number of our registered users is higher than the number of actual individual users, and a substantial majority of our visits are generated by a minority of our users.

The reported number of members in our networks is higher than the number of actual individual members because some members have multiple registrations, other members have died or become incapacitated, and others may have registered under fictitious names. Given the challenges inherent in identifying these accounts, we do not have a reliable system to accurately identify the number of actual members, and thus we rely on the number of members as our measure of the size of our networks. Further, a substantial majority of our members do not visit our websites on a monthly basis, and a substantial majority of our visits are generated by a minority of our members and users. If the number of our actual members does not meet our expectations or we are unable to increase the breadth and frequency of our visiting members, then our business may not grow as fast as we expect, which would materially and adversely affect our business, operating results and financial condition.

The existing global economic and financial market environment has had, and may continue to have, a negative effect on our business and operations.

Demand for our services is sensitive to changes in the level of economic activity. Many companies hire fewer employees when economic activity is slow. Following the financial crisis in 2008, unemployment in the U.S. increased and hiring activity was limited. Although the economy has begun to recover and unemployment in the U.S. has improved, if the economy does not continue to recover or worsens, or unemployment returns to high levels, demand for our services and our revenue may be reduced. In addition, lower demand for our services may lead to lower prices for our services. The volatility in global financial markets may also limit our ability to access the capital markets at a time when we would like, or need, to raise capital, which could have an impact on our ability to react to changing economic and business conditions. Accordingly, if the economy does not fully recover or worsens, our business, results of operations and financial condition could be materially and adversely affected.

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Our growth strategy may fail as a result of changing social trends.

Our business is dependent on the continuity of certain social trends, such as the increasing socialization of the Internet, the demographic trend towards women’s career advancement, the growing ethnic diversity of the United States population and labor force, a regulatory environment that promotes diversity in the workplace, the growing ethnic population’s spending power and the acceptance and growth of online recruitment and advertising. Some or all of these trends may change overtime. For example, increased privacy concerns may jeopardize the growth of online social and professional network websites. Furthermore, it is possible that people may not want to identify in online social or professional networks with a focus on diversity at all. Or alternatively, people who belong to more than one diversity group (such as Hispanic-American females, among others) may not be drawn to our websites, which singularly focus on one specific diversity group. Our strategy may fail as a result of these changing social trends, and if we do not timely adjust our strategy to adapt to changing social trends, we will lose members, and our business, operating results and financial condition would be materially and adversely affected.

The regulatory environment favorable to promoting diversity in the workplace may change.

Federal and state laws and regulations require certain companies engaged in business with governmental entities to report and promote diverse hiring practices. Repeal or modification of such laws and regulations could decrease the incentives for employers to actively seek diverse employee candidates through networks such as ours and materially affect our revenues.

If our member profiles are out-of-date, inaccurate or lack the information that users and customers want to see, we may not be able to realize the full potential of our networks, which could adversely impact our future growth.

We do not impose any selective or qualification criteria on membership and do not verify that any member of a particular Company website qualifies as a member of the ethnic, cultural or other group identified by that website. If our members do not update their information or provide accurate and complete information when they join our networks or do not establish sufficient connections, the value of our networks may be negatively impacted because our value proposition as diversity professional networks and as a source of accurate and comprehensive data will be weakened. For example, our hiring solutions customers may find that certain members misidentify their ethnic, national, cultural, racial, religious or gender classification, which could result in mismatches that erode customer confidence in our solutions. Similarly, incomplete or outdated member information would diminish the ability of our marketing solutions customers to reach their target audiences and our ability to provide research data to our customers. Therefore, we must provide features and products that demonstrate the value of our networks to our members and motivate them to add additional, timely and accurate information to their profile and our networks. If we fail to successfully motivate our members to do so, our business, operating results and financial condition could be materially and adversely affected.

Our business depends on strong brands, and any failure to maintain, protect and enhance our brands would hurt our ability to retain or expand our base of members, enterprises and professional organizations, or our ability to increase their level of engagement.

We have devoted significant resources to develop our brands, particularly IAW.  That brand is predicated on the idea that professional women will trust it and find value in building and maintaining their professional identities and reputations on the NAPW Network platform. Maintaining, protecting and enhancing all of our brands is critical to expanding the base of members for the NAPW Network and PDN Network and increasing their engagement with the product and services offerings of the Company, and will depend largely on our ability to maintain member trust, be a technology leader and continue to provide high-quality offerings, which we may not do successfully in the future. Despite our efforts to protect our brands and prevent their misuse, if others misuse any of our brands or pass themselves off as being endorsed or affiliated with the NAPW Network or the PDN Network, it could harm our reputation and our business could suffer. If members of any of our networks or potential members determine that they can use other platforms, such as social networks, for the same purposes as or as a replacement for the NAPW Network or the PDN Network, or if they choose to blend their professional and social networking activities, our brands and the business of the Company could be harmed. Members of any of our networks could find that new product or service offerings that are introduced are difficult to use or may feel that they degrade their experience with our organization, which could harm the reputation of the networks and the Company for delivering high-quality offerings. Our brands are also important in attracting and maintaining high performing employees. If we do not successfully maintain strong and trusted brands for our networks, our business can be materially and adversely affected.

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Failure to protect or enforce our intellectual property rights could materially harm our business and operating results.

We regard the protection of our intellectual property as critical to our success. In particular, we must maintain, protect and enhance our brands. We strive to protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. In the ordinary course, we enter into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with parties with whom we conduct business in order to limit access to, and disclosure and use of, our proprietary information and customized technology platform. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others.

We pursue the registration of our domain names, trademarks and service marks in the United States and in certain locations outside the United States. Effective trademark, trade dress and domain names are expensive to develop and maintain, both in terms of initial and ongoing registration requirements and the costs of defending our rights. We are seeking to protect our trademarks and domain names, a process that is expensive and may not be successful.

Litigation may be necessary to enforce our intellectual property rights or determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could adversely affect our business and operating results. We may incur significant costs in enforcing our trademarks against those who attempt to imitate our brands. If we fail to maintain, protect and enhance our intellectual property rights, our business and financial condition could be materially and adversely affected.

We process, store and use personal information and other data, which subjects us to governmental regulation, enforcement actions and other legal obligations or liability related to data privacy and security, and our actual or perceived failure to comply with such obligations could materially and adversely affect our business.

We receive, store and process personal information and other member data, and we enable our members to share their personal information with each other and with third parties. There are numerous federal, state, local and foreign laws regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other member data, the scope of which are changing, subject to differing interpretations and may be inconsistent between countries or conflict with other rules. We generally comply with industry standards and adhere to the terms of our privacy policies and privacy-related obligations to third parties (including voluntary third-party certification bodies such as TRUSTe). We strive to comply with all applicable laws, policies, legal obligations and industry codes of conduct relating to privacy and data protection. However, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to users or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other member data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause our members and customers to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties we work with, such as customers, vendors or developers, violate applicable laws or our policies, such violations may also put our members’ information at risk and could in turn have an adverse effect on our business.

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Public scrutiny of Internet privacy issues may result in increased regulation and different industry standards, which could deter or prevent us from providing our current products and solutions to our members and customers, thereby materially harming our business.

The regulatory framework for privacy issues worldwide is currently in flux and is likely to remain so for the foreseeable future. Practices regarding the collection, use, storage, transmission and security of personal information by companies operating over the Internet have recently come under increased public scrutiny. The U.S. government, including the Federal Trade Commission and the Department of Commerce, has announced that it is reviewing the need for greater regulation for the collection of information concerning consumer behavior on the Internet, including regulation aimed at restricting certain on-line tracking and targeted advertising practices. In addition, various government and consumer agencies have also called for new regulations and changes in industry practices.

Our business could be adversely affected if legislation or regulations are adopted, interpreted or implemented in a manner that is inconsistent with our current business practices or that require changes to these practices, the design of our websites, products, features or our privacy policy. In particular, the success of our business has been, and we expect will continue to be, driven by our ability to use the data that our members share with us in accordance with each of our website privacy policies and terms of use. Therefore, our business, operating results and financial condition could be materially and adversely affected by any significant change to applicable laws, regulations or industry practices regarding the use or disclosure of data our members choose to share with us, or regarding the manner in which the express or implied consent of consumers for such use and disclosure is obtained. Such changes may require us to modify our products and features, possibly in a material manner, and may limit our ability to develop new products and features that make use of the data that our members voluntarily share with us.

Our business is subject to a variety of U.S. laws and regulations, many of which are unsettled and still developing and which could subject us to claims or otherwise materially harm our business.

We are subject to a variety of laws and regulations in the United States, including laws regarding data retention, privacy and consumer protection, which are continually evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted or the content provided by users. In addition, regulatory authorities are considering a number of legislative and regulatory proposals concerning data protection and other matters that may be applicable to our business. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject. See the discussion included in “Business – Government Regulation” beginning on page 12 of this registration statement.

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain solutions, which would materially and adversely affect our business, financial condition and results of operations. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could materially harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could materially and adversely affect our business, financial condition and results of operations.

We are currently party to litigation and may in the future be subject to additional legal proceedings and litigation which may be costly to defend and could materially and adversely affect our business results or operating and financial condition.

We are currently party to litigation and may be party to additional lawsuits in the normal course of business. Results of the litigation to which we are a party cannot be predicted with certainty and there can be no assurance that this litigation will be resolved in our favor. Litigation in general is often expensive and disruptive to normal business operations. We may face in the future allegations and lawsuits that we have infringed the intellectual property and other rights of third parties, including patents, privacy, trademarks, copyrights and other rights. Litigation, particularly intellectual property and class action matters, may be protracted and expensive, and the results are difficult to predict. Adverse outcomes may result in significant settlement costs or judgments, require us to modify our products and features while we develop non-infringing substitutes or require us to stop offering certain features.

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From time to time, we may face claims against companies that incorporate open source software into their products, claiming ownership of, or demanding release of, the source code, the open source software and/or derivative works that were developed using such software, or otherwise seeking to enforce the terms of the applicable open source license. These claims could also result in litigation, require us to purchase a costly license or require us to devote additional research and development resources to change our solutions, any of which could have a negative effect on our business and operating results.

Our success depends in large part upon our management and key personnel. Our inability to attract and retain these individuals could materially and adversely affect our business, results of operations and financial condition.

We are highly dependent on our management and other key employees. The skills, knowledge and experience of our management team, are critical to the growth of our business. In particular, Mr. Michael Wang, our Chief Executive Officer, provides significant leadership in every aspect of our business operations and strategic direction. Mr. Jingbo Song, the company’s Executive Chairman is very important to our China expansion. His understanding of the China market and his relationships with business leaders is very valuable to the company’s future success. In the United States we have a diversified and strong group of experienced and talented leaders, including Ms. Star Jones our President, who is an expert in issues relating to diversity and networking. Ms. Jones is supported by a talented group of knowledgeable executives in business operations, sales and marketing, including Gary Xiao our CFO and Joseph Bzdyl our Executive VP of Operations. Our future performance will be dependent upon the continued successful service of members of our management and key employees. We do not maintain life insurance for any of the members of our management team or other key personnel. Competition for management in our industry is intense, and although we have entered into employment agreements with certain members of our management team, we may not be able to retain our management and key personnel or attract and retain new management and key personnel in the future, which could materially and adversely affect our business, results of operations and financial condition.

We have expanded our business into the Peoples’ Republic of China and Hong Kong, which could subject us to risks which could negatively affect our business.

Following the investment in our business by CFL, we expanded our business into China and Hong Kong, which may expose us to risks uniquely affecting the Chinese market. These risks include, among others, changes in economic conditions in China and Hong Kong (including consumer spending, unemployment levels and wage and commodity inflation), local consumer preferences, the regulatory environment, as well as increased media scrutiny of our business and industry, fluctuations in foreign exchange rates and increased competition. In addition, any significant or prolonged deterioration in U.S.-China relations could adversely affect our China operations if Chinese consumers become reluctant to use our websites or become registered users or members of our networks. Chinese law may regulate the scope of our business conducted within China. Our business is therefore subject to numerous uncertainties based on the policies of the Chinese government, as they may change from time to time.

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Regulation and censorship of information disseminated over the Internet in China may adversely affect our business, and we may be liable for information displayed on, retrieved from, or linked to our Internet websites.

The government of China has adopted certain regulations governing Internet access and the distribution of news and other information over the Internet. Under these regulations, Internet content providers and Internet publishers are prohibited from posting or displaying over the Internet content that, among other things, violates Chinese laws and regulations, impairs the national dignity of China, or is obscene, superstitious, fraudulent or defamatory as determined by the applicable Chinese regulatory authorities. Failure to comply with these requirements, even inadvertently, could result in the revocation of required licenses and the closure of our websites. The website operator may also be held liable for such prohibited information displayed on, retrieved from or linked to such website. In addition, the Ministry of Industry and Information Technology has published regulations that subject website operators to potential liability for content included on their websites and the actions of users and others using their websites, including liability for violations of Chinese laws prohibiting the dissemination of content deemed to be socially destabilizing. The Ministry of Public Security has the authority to order any local Internet service provider, to block any Internet website maintained outside China at its sole discretion. Periodically, the Ministry of Public Security has stopped the dissemination over the Internet of information which it believes to be socially destabilizing. The State Secrecy Bureau, which is directly responsible for the protection of State secrets of the Chinese government, is authorized to block any website it deems to be leaking state secrets or failing to meet the relevant regulations relating to the protection of state secrets in the dissemination of online information. If we are determined to violate these regulations, even if the offending content is not generated by us, we could be subject to civil or criminal penalties, fines, revocation of our Internet service provider license and other penalties which could materially impair our operations and our ability to continue in business. As these regulations are subject to interpretation by the relevant authorities, it may not be possible for us to determine in all cases the type of content that could result in liability for us as a website operator. Further, to the extent that the regulations relate to information contained on a website regardless of whether the information is placed on the Internet by the website owner or by a third party, we may not be able to control or restrict the content of other Internet content providers linked to or accessible through our websites, or content generated or placed on our websites by our users, despite our attempt to monitor such content. To the extent that regulatory authorities find any portion of our content objectionable, they may require us to limit or eliminate the dissemination of such information or otherwise curtail the nature of such content on our websites, which may reduce our user traffic and have a material adverse effect on our financial condition and results of operations. In addition, we may be subject to significant penalties for violations of those regulations arising from information displayed on, retrieved from or linked to our websites, including a suspension or shutdown of our operations.

Risks Related to Our Common Stock

Our significant stockholder and our directors and executive officers have substantial control over the Company and could limit your ability to influence the outcome of key transactions, including changes of control.

Cosmic Forward Limited (“CFL”) beneficially owned approximately 52.9% of our common stock on a non-diluted basis and 48.1% on a diluted basis as of March 26, 2018. As a result of its ownership CFL is able to influence significantly all matters requiring approval by our stockholders, including the election of directors. In addition, our directors and executive officers and their affiliated entities, in the aggregate, beneficially own approximately 6.5 % of our outstanding common stock as of March 26, 2018. Stockholders other than these principal stockholders are therefore likely to have little influence on decisions regarding such matters. These stockholders may have interests that differ from yours, and they may vote in a way with which you disagree and that may be adverse to your interests. The concentration of ownership of our common stock may have the effect of delaying, preventing or deterring a change of control of our Company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our Company and may affect the market price of our common stock. This concentration of ownership also limits the number of shares of stock likely to be traded in public markets and therefore will adversely affect liquidity in the trading of our common stock. This concentration of ownership of our common stock may also have the effect of influencing the completion of a change in control that may not necessarily be in the best interests of all of our stockholders.

The market price for our securities may be subject to wide fluctuations and the value of an investment in our common stock may decline.

The trading price of our common stock has been, and is likely to continue to be, volatile. Since shares of our common stock were sold in our initial public offering at a price of $64.00 per share, our stock price has ranged from $1.52 to $65.60 through September 6, 2018 (as adjusted for our 1-for-8 reverse stock split on September 27, 2016). In addition to the factors discussed in this registration statement, the trading price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	price and volume fluctuations in the stock market, including as a result of trends in the economy as a whole or relating to companies in our industry;
●	actual or anticipated fluctuations in our revenue, operating results or key metrics, including our number of members and unique visitors;
●	investor sentiment with respect to our competitors, our business partners and our industry in general;
●	announcements by us or our competitors of significant products or features, technical innovations, strategic partnerships, joint ventures or acquisitions;
●	additional shares of our common stock being sold into the market by us or our existing stockholders or the anticipation of such sales; and
●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

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The securities of technology companies, especially Internet companies, have experienced wide fluctuations subsequent to their initial public offerings, including trading at prices below the initial public offering prices. Factors that could affect the price of our common stock include risk factors described in this section. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular industries or companies. These market fluctuations may also have a material adverse effect on the market price of our common stock.

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

The market price of our common stock could decline as a result of (i) substantial sales of our common stock, particularly sales by CFL and/or our directors, executive officers, employees, or other significant stockholders, (ii) a large number of shares of our common stock becoming available for sale, or (iii) the perception in the market that holders of a large number of shares intend to sell their shares. As a result of the consummation of the issuance and sale of 1,777,417 shares of our common stock to CFL in November 2016, and a subsequent issuance to CFL of an additional 312,500 shares in January 2017, CFL owns 52.9% of our outstanding common stock as of March 26, 2018, with respect to which CFL has the right to require the Company to register the public resale under a registration statement filed with the SEC. The eventual resale of some or all of such shares, or the perception that such sale or sales could be imminent, could result in a material decline in the market value of our common stock.

In addition, in March 2015, we registered 500,000 shares of our common stock, reserved for providing equity incentives to employees, officers, directors and consultants under our 2013 Equity Compensation Plan. Once acquired upon the exercise of the outstanding stock options or warrants, or vesting of restricted stock, these shares could be sold freely in the public market. Finally, in February 2017 we registered the public resale of up to 246,445 shares of our common stock by White Winston Select Asset Funds LLC. That registration statement was declared effective on February 13, 2017.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of our Company more difficult, limit attempts by our stockholders to replace or remove our current management and limit the market price of our common stock.

Provisions in our amended and restated certificate of incorporation and amended and restated bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that:

●	authorize our board of directors to issue, without further action by the stockholders, up to 1,000,000 shares of undesignated preferred stock;
●	establish an advance notice procedure for stockholder proposals to be brought before an annual meeting, including proposed nominations of persons for election to our board of directors, and also specify requirements as to the form and content of a stockholder’s notice;
●	that our directors may be removed only for cause and only by the affirmative vote of at least a majority of the total voting power of our outstanding capital stock, voting as a single class; and
●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock voting in any election of directors to elect all of the directors standing for election, if they should so choose).

These provisions may frustrate or prevent attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder. Finally, because CFL holds a majority of our outstanding shares of common stock, CFL’s approval will be necessary to effect any change in control.

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Our failure to implement and maintain effective internal control over financial reporting could result in material misstatements in our financial statements, which could require us to restate financial statements, cause investors to lose confidence in our reported financial information and could have an adverse effect on our stock price or our debt ratings.

Our management conducted an evaluation of the effectiveness of our internal controls over financial reporting as of December 31, 2017. In making this evaluation, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in its 2013 Internal Control — Integrated Framework. Based on this evaluation and because of the material weakness described below, our Chief Executive Officer and Chief Financial Officer have concluded that our internal controls over financial reporting were not effective as of the end of December 31, 2017. The management undertook several remediation actions, including additional segregation of duties within our accounting and financial reporting functions, an expansion of our corporate accounting staff and the addition of qualified personnel with knowledge of U.S. GAAP to help address the material weaknesses identified at December 31, 2016. These measures helped improve our internal controls and remediate lack of segregation of incompatible duties that was identified as material weakness at December 31, 2016. The other deficiencies in controls the Company identified as of December 31, 2016 such as (i) lack of sufficient qualified personnel with the relative U.S. GAAP knowledge, and (ii) lack of effective financial reporting process to prepare financial statements in accordance with U.S. GAAP still existed at December 31, 2017. Additionally, during the evaluation, the management found a material weakness existed in control design related to contract administration, ensuring that completed contracts were in place and revenue recognition principles were satisfied before the revenue was recorded in our China operations that we launched in March 2017.

Additional material weaknesses in our internal control over financial reporting may be identified in the future. Any failure to maintain existing or implement required new or improved controls, or any difficulties we encounter in their implementation, or in remediating identified weakness, could result in additional control deficiencies, cause us to fail to meet our periodic reporting obligations or result in material misstatements in our financial statements. The existence of a material weakness could result in errors in our financial statements that could result in a restatement of financial statements, and cause us to fail to meet our reporting obligations. If we are unable to effectively remediate material weaknesses in a timely manner, investors could lose confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on our stock price.

We will lose our “emerging growth company” status under the JOBS Act at the latest by the end of 2018, which will increase the costs and demands placed upon our management.

We will continue to be deemed an emerging growth company until December 31, 2018. Once we lose emerging growth company status, we expect the costs and demands placed upon our management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if our public float should exceed $75 million on the last day of our second fiscal quarter in any fiscal year following our initial public offering, which would disqualify us as a smaller reporting company.

We are an “emerging growth company” and we cannot be certain that the reduced disclosure requirements applicable to emerging growth companies will not make our common stock less attractive to investors.

The JOBS Act permits “emerging growth companies” like us to rely on some of the reduced disclosure requirements that are already available to smaller reporting companies. Smaller reporting companies are companies which have a public float of less than $75 million. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above and are also exempt from the requirement to submit “say-on-pay”, “say-on-pay frequency” and “say-on-parachute” votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of this exemption. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will cease to be an emerging growth company at such time as described in the risk factor immediately above. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile and could cause our stock price to decline.

We do not intend to pay dividends in the foreseeable future.

We do not intend to declare or pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

You will have limited ability to bring an action against certain of our directors and officers, or to enforce a judgment against them, because the majority of our directors and officers reside outside the United States.

A significant number of our directors and officers reside outside the United States and substantially all of the assets of those persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against these individuals in China in the event that you believe your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of China may render you unable to enforce a judgment against the assets of our directors and officers.

CFL holds participation rights and other rights that could affect our ability to raise funds.

Under our stockholders agreement with CFL and each of its shareholders, Maoji (Michael) Wang, Jingbo Song, Yong Xiong Zheng and Nan Nan Kou (collectively, the “CFL Shareholders”), we granted to CFL and the CFL Shareholders a participation right with respect to any future issuances of common stock by the Company, such that CFL and the CFL Shareholders may purchase an amount of shares necessary to maintain CFL’s then-current beneficial ownership interest, up to a maximum of 54.64% of our then-outstanding common stock, on a fully-diluted basis, subject to certain exceptions. This participation right could limit our ability to enter into equity financings and to raise funds from third parties.

In connection with the stockholders agreement with CFL and the CFL Shareholders, we also granted to CFL and the CFL Shareholders unlimited demand, shelf and piggyback registration rights, effective upon the expiration of CFL’s initial lock-up period, to require us to effect a registration under the Securities Act of a resale of the shares of common stock held by CFL. This may create the perception of a large number of shares of our common stock becoming available for sale or the perception in the market that holders of a large number of shares intent to sell their shares, especially if CFL were to exercise its registration rights, thereby potentially further limiting our ability to enter into equity financings and to raise funds from third parties.

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Techniques employed by short sellers may drive down the market price of the Company’s common stock.

Short selling is the practice of selling securities that the seller does not own, but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is therefore in the short seller’s best interests for the price of the stock to decline, many short sellers (sometime known as “disclosed shorts”) publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a stock short. While traditionally these disclosed shorts were limited in their ability to access mainstream business media or to otherwise create negative market rumors, the rise of the Internet and technological advancements regarding document creation, videotaping and publication by weblog (“blogging”) have allowed many disclosed shorts to publicly attack a company’s credibility, strategy and veracity by means of so-called research reports that mimic the type of investment analysis performed by large Wall Street firm and independent research analysts.

These short attacks have, in the past, led to selling of shares in the market, on occasion in large scale and broad base. Issuers who have limited trading volumes and are susceptible to higher volatility levels than U.S. domestic large-cap stocks can be particularly vulnerable to such short attacks.

Reports and information have been published about us which have occasionally been followed by a decline in our stock price. It is not clear what additional effects the negative publicity will have on the Company, if any, other than potentially affecting the market price of our common stock. Additionally, such allegations against the Company could negatively impact its business operations and stockholders equity, and the value of any investment in the Company’s stock could be reduced.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus, if required at that time:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of immediate dilution from the public offering price which will be absorbed by such purchases.

DESCRIPTION OF OUR CAPITAL STOCK

The following summary is a description of the material terms of our capital stock. This summary is not meant to be complete and is qualified by reference to the applicable provisions of the Delaware General Corporation Law (“DGCL”) and our certificate of incorporation and bylaws, each as amended. You are urged to read those documents carefully. Copies of our certificate of incorporation and bylaws are incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”

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Authorized Capitalization

Our authorized capital stock consists of 45,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of undesignated preferred stock, par value $0.01 per share. As of September 6, 2018, 4,841,404 shares of our common stock are issued and outstanding. As of August 30, 2018, no shares of preferred stock are issued and outstanding.

Common Stock

General. We may issue and offer shares of our common stock. Shares of common stock that we may issue will be validly issued, fully paid and non-assessable.

Dividends. Subject to preferential dividend rights of any other class or series of stock, the holders of shares of our common stock are entitled to receive dividends, including dividends of our stock, if, as and when declared by our board of directors, subject to any limitations applicable by law and to the rights of the holders, if any, of our preferred stock.

Liquidation. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of our common stock will be entitled to share ratably in all assets that remain, subject to any rights that are granted to the holders of any class or series of preferred stock.

Voting Rights. For all matters submitted to a vote of stockholders, each holder of our common stock is entitled to one vote for each share registered in the holder’s name. Holders of our common stock vote together as a single class. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of Preferred Stock, a majority of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

Other Rights and Restrictions. Subject to the preferential rights of any other class or series of stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities. Our Amended & Restated Certificate of Incorporation and Amended & Restated Bylaws do not restrict the ability of a holder of our common stock to transfer the holder’s shares of our common stock.

The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

General. We may offer shares of any series of preferred stock that our board of directors, without first obtaining approval of our stockholders, may designate and issue in the future. Under our certificate of incorporation, our board of directors has the authority to classify the unissued shares of preferred stock into one or more series of preferred stock and, with respect to each such series, to fix the designation, powers, preferences, relative rights, qualifications and restrictions of each such series. In particular, our board of directors has authority with respect to each series of preferred stock to determine the number of shares constituting such series and the distinctive designation of such series, dividend rate and relative rights of priority of payment of dividends, voting rights, conversion rights, terms of redemption, terms and amount of any sinking fund, rights upon liquidation, dissolution or winding up, and relative rights of priority of payment and any other relative rights, preferences and limitations of the shares of such series.

Our board of directors may from time to time increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of such series then outstanding, by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof and restoring such unissued shares to the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance without further action by our stockholders.

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Preferred Stock Offered Hereby. If we offer preferred stock pursuant to this prospectus, the applicable prospectus supplement will describe the terms of such preferred stock, including the following, where applicable:

●	the distinctive designation of the series and the number of shares that constitute the series;

●	the purchase price;

●	the dividend rate, if any, of the series, the conditions and dates upon which any dividends shall be payable, the relation which the dividends payable on the series shall bear to the dividends payable on any other class or classes of stock or any other series of preferred stock, and whether the dividends shall be cumulative, non-cumulative or partially cumulative;

●	whether the shares of the series will be subject to redemption by us and whether such redemption is at our option, the holders of the shares of the series or any other person and, if made subject to redemption, the times, prices and other terms and conditions of the redemption;

●	the rights of the holders of the shares of the series upon dissolution of, or upon the distribution of assets of the Company, and the amount payable on the shares of the series in the event of voluntary or involuntary liquidation of the Company;

●	the relative ranking and preferences of the preferred stock of the series as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series;

●	whether or not the shares of the series shall be convertible into or exchangeable for shares of any other classes or of any other series of any class or classes of our stock and, if provision is made for such conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of the conversion or exchange;

●	the extent of any preemptive rights to which the holders of the shares of the series will be entitled;

●	the extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise;

●	whether the preferred stock of the series will be listed on a national securities exchange or quoted on an automated quotation system;

●	federal income tax considerations; and

●	the other material terms, rights and privileges, and any qualifications, limitations or restrictions of the rights or privileges of the series.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to our certificate of incorporation and the certificate of designations relating to the particular series of preferred stock, which will be filed with the SEC.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Certain Provisions of Law

Some provisions of Delaware law, our Amended & Restated Certificate of Incorporation and our Amended & Restated Bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

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These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

Section 203 of the DGCL prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

●	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

●	on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. The term “business combination” is broadly defined to include a broad array of transactions, including mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation or all of the outstanding stock of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

Our Amended & Restated Certificate of Incorporation and Our Amended & Restated Bylaws

Provisions of our Amended & Restated Certificate of Incorporation and our Amended & Restated Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our Amended & Restated Certificate of Incorporation and Bylaws:

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by a majority of directors then in office, even if less than a quorum, or by the sole remaining director;

●	provide that our Amended & Restated Certificate of Incorporation may be amended by the affirmative vote of the holders of at a majority of our then outstanding voting stock;

●	provide that special meetings of our stockholders may only be called by a chairperson, a majority of the directors then in office, our Chief Executive Officer (or our President in the absence of our Chief Executive Officer), or stockholders holding at least 25% or more of the total voting power of the outstanding shares of capital stock of the Company entitled to vote; and

●	provide that our Amended & Restated Bylaws can be amended by our board of directors.

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Limitations of Liability and Indemnification Matters

Our Amended & Restated Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

●	for any breach of their duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

●	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our Amended & Restated Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our Amended & Restated Bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our Amended & Restated Certificate of Incorporation and the indemnification agreements facilitates our ability to continue to attract and retain qualified individuals to serve as directors and officers.

The limitation of liability and indemnification provisions in our Amended & Restated Certificate of Incorporation and Amended & Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is listed on NASDAQ under the symbol “IPDN.”

DESCRIPTION OF THE DEBT SECURITIES

The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes this prospectus. In this description of the debt securities, the words “we,” “us,” or “our” refer only to “Professional Diversity Network, Inc.” and not to any of our subsidiaries, unless we expressly state otherwise or the context otherwise requires.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

●	whether the debt securities are senior or subordinated;
●	the offering price;
●	the title;
●	any limit on the aggregate principal amount;
●	the person who shall be entitled to receive interest, if other than the record holder on the record date;
●	the date or dates the principal will b2e payable;
●	the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;
●	the place where payments may be made;

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●	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;
●	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;
●	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;
●	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;
●	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;
●	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;
●	if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and Discharge; Defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;
●	any conversion or exchange provisions;
●	whether the debt securities will be issuable in the form of a global security;
●	any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated Debt Securities;”
●	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;
●	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;
●	any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;
●	any provisions granting special rights to holders when a specified event occurs;
●	any special tax provisions that apply to the debt securities;
●	with respect to the debt securities that do not bear interest, the dates for certain required reports to the applicable trustee;
●	any and all additional, eliminated or changed terms that will apply to the debt securities; and
●	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The material U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or
●	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

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We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent.

However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

●	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;
●	be deposited with the depositary or nominee or custodian; and
●	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

●	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary and we do not appoint another institution to act as depositary within 90 days;
●	an event of default is continuing with respect to the debt securities of the applicable series; or
●	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

●	entitled to have the debt securities registered in their names;
●	entitled to physical delivery of certificated debt securities; or
●	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

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Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

●	10 business days prior to the date the money would be turned over to the applicable state; or
●	at the end of two years after such payment was due,

will be repaid to us thereafter, and the holder may then look only to us for such payment.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than one of our subsidiaries), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than one of our subsidiaries), unless:

●	the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

●	the successor entity assumes our obligations on the debt securities and under the indentures;

●	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

●	certain other conditions specified in the indenture

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Events of Default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

●	we fail to pay principal of or any premium on any debt security of that series when due;

●	we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

●	we fail to deposit any sinking fund payment when due;

●	we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indenture; and

●	certain events involving our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in the last bullet point above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

Unless we indicate otherwise in a prospectus supplement, if an event of default described in the last bullet point above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

Notwithstanding the foregoing, each indenture may provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled “Reports” below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call “additional interest.” If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

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In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

●	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;
●	the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and
●	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed above.

We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

●	evidencing the succession of another person to us, or successive successions, and the assumption by any such successor of our covenants in the indentures in compliance with Article 8 of the indentures;
●	adding covenants or events of default;
●	making certain changes to facilitate the issuance of the securities;
●	adding to, changing or eliminating any of the provisions of the indentures or more series of securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such security with respect to such provision or (B) shall become effective only when there is no such security outstanding;

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●	securing the debt securities;
●	providing for a successor trustee or additional trustees;
●	conforming the indenture to the description of the debt securities set forth in this prospectus or the accompanying prospectus supplement;
●	curing any ambiguity, defect or inconsistency; provided that such action shall not adversely affect the interest of the holders in any material respect;
●	permitting or facilitating the defeasance and discharge of the securities;
●	making such other provisions in regard to matters or questions arising under the indentures or under any supplemental indentures as our board of directors may deem necessary or desirable, and which does not in each case adversely affect the interests of the holders of the debt securities of a series; and
●	complying with requirements of the U.S. Securities and Exchange Commission in order to effect or maintain the qualifications of the indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

●	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;
●	reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;
●	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;
●	change the place of payment or the currency in which any debt security is payable;
●	impair the right to enforce any payment after the stated maturity or redemption date;
●	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;
●	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or
●	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

●	We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.
●	We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

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To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

With respect to debt securities of any series that are denominated in a currency other than United States dollars, “foreign government obligations” means:

●	direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or
●	obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Reports

The indentures provide that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same are filed with the SEC, and that documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed with the SEC.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees or Stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

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Subordinated Debt Securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

●	a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or
●	any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

We will resume payments on the subordinated debt securities:

●	in case of a payment default, when the default is cured or waived or ceases to exist, and
●	in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

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As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled “Satisfaction and Discharge; Defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

●	our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;
●	all of our obligations for money borrowed;
●	all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,
●	our obligations:

o	as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or
o	as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

●	all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;
●	all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;
●	all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;
●	all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and
●	renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

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“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:

●	any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or
●	debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock and preferred stock in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements to be entered into by us, a warrant agent to be named by us, and the holders from time to time of the warrants and the prospectus supplement relating to the warrants. Copies of the form agreement for each warrant and the warrant certificate, if any, reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the applicable warrant agreement for additional information before you purchase any of our warrants.

The prospectus supplement relating to any warrants we offer will describe the specific terms relating to the offering. These terms may include some or all of the following:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

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●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock and preferred stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the procedures and conditions relating to the exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	the triggering event and the terms upon which the exercise price and the number of underlying securities that the warrants are exercisable into may be adjusted;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Until the warrants are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

Outstanding Warrants

As of August 30, 2018, we have 170,314outstanding warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

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The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering;

●	the withdrawal, termination and cancellation rights;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

●	whether stockholders are entitled to oversubscription right;

●	any U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

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The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

General

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

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If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

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To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities registered hereunder will be passed upon for us by Sichenzia Ross Ference LLP, New York City, New York.

EXPERTS

The financial statements of Professional Diversity Network, Inc., appearing in Professional Diversity Network, Inc.’s annual report on Form 10-K for the year ended December 31, 2017, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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